UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2006

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

005-79752	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, The Tube Media Corp. (the “Company”) entered into agreements with two individuals (the “Lenders”), pursuant to which the Lenders agreed to loan an aggregate amount of $800,000 (the “Bridge Loan”) to the Company. In connection with the Bridge Loan, the Company issued two promissory notes (the “Notes”), in the aggregate principal amount of $800,000, to the Lenders, both of whom are accredited investors. Pursuant to the terms of the Notes, the Bridge Loan will accrue interest at the rate of four percent per year, and the principal and interest on the Notes will be due on March 31, 2007. The payments due under the Notes will be accelerated as follows: (i) in the event the Company closes a round of financing of not less than $2.0 million and not more than $2.49 million prior to March 31, 2007, the Company will pay each Lender an amount equal to $320,000; and (ii) in the event the Company closes a round of financing equal to or greater than $2.5 million prior to March 31, 2007, the Company will pay each Lender the total amount due under each Note. Upon the occurrence of an event of default under the Notes, (i) the entire unpaid balance of the principal and any interest on the Notes will bear interest at the rate of 12% per year; and (ii) the holders of the Notes may, without notice and at their option, accelerate the maturity of the Notes and cause the entire unpaid balance and any interest on the Notes to be immediately due and payable. An event of default under the Notes occurs upon (i) the Company’s failure to timely pay any amount due under the Notes; (ii) the institution of any bankruptcy, reorganization, insolvency, liquidation or other proceeding for relief by or against the Company, and if instituted against the Company, the Company consents to any such proceeding or such proceeding is not dismissed within 90 calendar days; and (iii) any breach by the Company of the terms of the Notes that remains uncured for more than five days after receipt of written notice of such breach.

The foregoing brief summary of the Bridge Loan and Notes is not intended to be complete and is qualified in its entirety by reference to the definitive agreements, which are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure above under Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Promissory Note, dated March 31, 2006, issued by The Tube Media Corp. in the aggregate principal amount of $800,000 to Michael H. Brauser.

4.2	Promissory Note, dated March 31, 2006, issued by The Tube Media Corp. in the aggregate principal amount of $800,000 to Barry Honig.

10.1	Subscription Agreement, dated as of March 31, 2006, by and between The Tube Media Corp. and Michael H. Brauser.

10.2	Subscription Agreement, dated as of March 31, 2006, by and between The Tube Media Corp. and Barry Honig.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TUBE MEDIA CORP.

Date: April 5, 2006	By:	/s/ John W. Poling
Name: John W. Poling
Title: Chief Financial Officer